                           SCHEDULE 14A INFORMATION


                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


FILED BY THE REGISTRANT  [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [ ]


Check the appropriate box:


[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule
     14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                           CREATIVE TECHNOLOGIES CORP.
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement it other than the Registrant)




Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies:

    2. Aggregate number of securities to which transaction applies:

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4. Proposed maximum aggregate value of transaction:

    5. Total fee paid:


 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


    1. Amount Previously Paid:
    2. Form, Schedule or Registration Statement No.:
    3. Filing Party:
    4. Date Filed:

                           CREATIVE TECHNOLOGIES CORP.

                                 170 53RD STREET

                            BROOKLYN, NEW YORK 11232

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 16, 2000

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Creative Technologies Corp. (the "Company") will be held at the offices of the Company, 170 53rd Street, Brooklyn, New York on August 16, 2000 at 10:00 A.M. New York time, to consider the following proposals:

    1. To elect directors, each to serve for a term of one year or until his respective successor is elected and qualifies;

    2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.09, of the Company from 20,000,000 shares to 45,000,000 shares;

    3. To consider and vote upon a proposal to amend the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock available for the grant of stock options from 750,000 shares to 2,000,000 shares;

    4. To ratify the appointment of Goldstein Golub Kessler & Company, P.C. as the Company's independent accountants; and

    5. To transact such other business as may properly come before the meeting.

Shareholders of record on the books of the Company at the close of business on July 1, 2000 will be entitled to vote at the meeting or any adjournment thereof. A copy of the annual report containing the financial statements of the Company for the year 1999 is enclosed.

All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                       By Order of the Board of Directors



Dated:   New York, New York            David Selengut
         July 17, 2000                 Secretary

                           CREATIVE TECHNOLOGIES CORP.

                                 170 53RD STREET

                            BROOKLYN, NEW YORK 11232

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 16, 2000


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Creative Technologies Corp. (the "Company") of proxies in the enclosed form for the Annual Meeting of Shareholders to be held at the offices of the Company, 170 53rd Street, Brooklyn, New York on August 16, 2000, at 10:00 A.M. New York time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders.

At the Annual Meeting, the Shareholders will vote to:

    1.   Elect the directors of the Company;

    2. Amend the Company Certificate of Incorporation to increase the number of authorized shares of Common Stock to 45,000,000;

    3. Amend the 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance under the Plan to 2,000,000;

    4. Ratify the selection of Goldstein Golub Kessler & Company, P.C. as the Company's independent auditors; and

    5.   Transact such other business as may properly come before the meeting.

The Company knows of no other matters to be presented at the Annual Meeting. If any additional matters should be properly presented, proxies shall be voted in accordance with the judgment of the proxy holders.

Each shareholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that the shares owned by such shareholder are voted at the Annual Meeting. Any shareholder may revoke a proxy at any time before it is voted by: (i) delivering a written notice to the Secretary of the Company, at the address of the Company set forth above, stating that the proxy is revoked; (ii) executing a subsequent proxy and delivering it to the Secretary of the Company, or (iii) attending the Annual Meeting and voting in person. Each properly executed proxy returned will be voted as directed. In addition, if no directions are given or indicated, the persons named in the accompanying proxy intend to vote proxies in favor of the foregoing proposals.

The Company will bear the cost of soliciting proxies. Directors, officers and employees of the Company may solicit proxies personally or by telephone, telegram or mail. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of the Common Stock held of record by such persons and the Company will, upon request, reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

The principal executive offices of the Company are located at 170 53rd Street, Brooklyn, New York 11232. The approximate date on which this Proxy Statement and the accompanying form of Proxy will first be sent or given to the Company's shareholders is July 18, 2000.

                                VOTING SECURITIES

Only holders of shares of Common Stock, par value $.09 per share and the holders of shares of 1997 Preferred Stock (the "Shares"), of record as at the close of business on July 1, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date there were 16,698,870 shares of Common Stock issued and outstanding and 3,500 shares of 1997 Preferred Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the meeting and each share of 1997 Preferred Stock is entitled to 1,000 votes. The holders of the 1997 Preferred Stock vote as one group along with the holders of the shares of Common Stock. The holders of a majority of the votes shall constitute a quorum. The affirmative vote of the holders of the majority of votes present at the Annual Meeting and voting is necessary for the election of directors and to approve the proposed amendment to the 1993 Stock Option Plan. The vote by the holders of a majority of the votes is required to approve the amendment to the Company's Certificate of Incorporation. Votes "withheld" and broker non-votes will be counted as present at the meeting and, accordingly, will have the effect of a negative vote on the proposals to amend the Company's Certificate of Incorporation and the 1993 Stock Option Plan.

The holders of shares of Common Stock are entitled to receive such dividends, if any, as may be declared, from time to time, by the Board of Directors from funds legally available therefor, subject to the dividend preferences of the Preferred Stock. Upon liquidation or dissolution of the Company, the holders of shares of Common Stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the Preferred Stock. Holders of shares of Common Stock have no preemptive rights, no cumulative voting rights and no rights to convert their shares of Common Stock into any other securities.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2000, certain information as to the stock ownership of each person known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock, by each director of the Company who owns any shares, and by all officers and directors as a group. This table includes the shares of 1997 Preferred Stock which have the right to cast 1000 votes per share of 1997 Preferred Stock.

                                                              Percentage of
Name of Beneficial               Number of Shares of           Class as of
      Owner                    Common Stock Owned (1)         June 30, 2000
      -----                    ----------------------         -------------

Bonnie Septimus (2)                   7,155,164                    40%
72 Lord Avenue
Lawrence, NY

David Guttmann  (3)                   2,371,088                    13.1%
170 53rd Street
Brooklyn, NY 11235

Rochelle Guttmann  (4)                3,785,714                    22.7%
170 53rd Street
Brooklyn, NY 11235

Abraham Guttman  (5)                  4,004,845                    24%
170 53rd Street
Brooklyn, NY 11235

Richard Helfman (6)                    297,777                      1.7%
170 53rd Street
Brooklyn, NY 11235

Lala Bessler (7)                        135,046                      .8%
170 53rd Street
Brooklyn, NY 11235

All officers and
directors as a
group (4 persons)(8)                  2,803,911                    15.6%

(1) Except as otherwise indicated, all shares are beneficially owned and sole voting and investment power is held by the persons named.

(2) A portion of the Common Stock is owned by Mrs. Septimus as nominee for certain members of her family and shares owned by her husband, as to which she disclaims beneficial interest of. Also includes shares of Common Stock issuable upon conversion of 1996-A Preferred Stock and 1,324.5 shares of 1997 Preferred Stock, which represents the right to 1,324,500 votes.

(3) A portion of the Common Stock is currently being held by Mr. Guttmann as nominee for certain members of his immediate family. Includes 16,666 shares issuable upon exercise of stock options. Also includes shares of Common Stock issuable upon conversion of 1996-A Preferred Stock and of 1,357 shares of 1997 Preferred Stock, which represents the right to 1,357,000 votes. This amount does not include shares owned by his wife, Rochelle Guttmann listed below, as to which he disclaims beneficial interest of.

(4) Does not include shares held by her husband, David Guttmann listed above, as to which she disclaims beneficial interest of.

(5) Includes 18,333 shares underlying immediately exercisable options.

(6) Includes 275,000 shares underlying immediately exercisable options.

(7) Includes 125,000 shares underlying immediately exercisable options and 2,190 shares owned by her husband as to which she disclaims beneficial interest of.

(8) Includes the shares described in footnotes (3), (6) and (7) above.

                            DIRECTORS OF THE COMPANY

               Name          Age   Title
               ----          ---   -----

         David Guttmann      53    Chairman of the Board

         Richard Helfman     53    Director and President of the Company and IHW

         Lala Bessler        52    Director and President of Ace


    David Guttmann has been a Director and Chief Executive Officer of the Company since May 1994 and Chairman of the Board since May 1997. From June 1983 until May 1994, Mr. Guttmann was Chief Executive Officer of Applied Microbiology Inc., and was its chairman until October 1995.

    Richard Helfman has been a Director of the Company since April 1990 and President since March 1990. He has also been President of IHW, Inc. since July, 1997. From May 1987 to June 1989, Mr. Helfman was a commercial lending officer at The First New York Bank for Business, and from 1979 until May 1987, was a commercial lending officer at Extebank.

    Lala Bessler has been a Director of the Company since December 1998 and President of Ace Surgical Supply Co., Inc. since 1986.

    Each of the Company's Directors has been elected to serve until the next annual meeting of the stockholders. The Company's executive officers are appointed annually by the Company's Directors. Each of the Company's Directors and Officers continues to serve until his successor has been elected and qualified.

    To the Company's knowledge, there were no delinquent 16(a) filers for transactions in the Company's securities during the year ended December 31, 1999.

    The Board of Directors intends to appoint an Audit Committee and a Compensation Committee to contain at least two independent directors. However, none of the current directors are independent. The Audit Committee's responsibilities were assumed by the full Board of Directors. The Company does not have a Nominating Committee.

    The Audit Committee, when one is established will oversee the accounting and tax functions of the Company, including recommending to the Company independent auditors to conduct the annual audit of the Company's financial statements, reviewing the scope and costs of the audit plans of the independent auditors, reviewing the Company's internal accounting controls, advising and assisting the Board of Directors in evaluating the auditor's review and supervising the Company's financial and accounting organization and financial reporting.

                             EXECUTIVE COMPENSATION

    The compensation paid to the Company's Chief Executive Officer and to each of the other executive officers whose total compensation exceeded $100,000 during each of the proceeding three fiscal years are as follows:

                                             SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                                   Annual                                     Long-Term
                                                   Compensation                               Compensation

                                                                         Other Annual         Awards
Name and Principal                      Year       Salary                Compensation         Options
Position                                           ($)                   ($)                  (#)
--------------------------------------------------------------------------------------------------------------------
David Guttmann,                         1999       $143,160
Chief Executive Officer
--------------------------------------------------------------------------------------------------------------------
                                        1998       $106,333
--------------------------------------------------------------------------------------------------------------------
                                        1997       $122,596                                   16,666(1)
--------------------------------------------------------------------------------------------------------------------
Richard Helfman,                        1999       $180,000
President
--------------------------------------------------------------------------------------------------------------------
                                        1998       $126,485                                   250,000
--------------------------------------------------------------------------------------------------------------------
                                        1997       $147,115                                   25,000(1)
--------------------------------------------------------------------------------------------------------------------
Lala Bessler                            1999       $117,625
--------------------------------------------------------------------------------------------------------------------
                                        1998       $116,406                                   125,000
--------------------------------------------------------------------------------------------------------------------

(1) Represents options previously granted with the exercise price lowered to $.44 on August 21, 1997.


                                                OPTION GRANTS IN 1999

--------------------------------------------------------------------------------------------------------------------
                                                     None
--------------------------------------------------------------------------------------------------------------------

                         AGGREGATED OPTION EXERCISES IN 1999 AND FOR YEAR-END OPTION VALUES

--------------------------------------------------------------------------------------------------------------------
                                                                        Number of              Value of
                                                                        Unexercised            Unexercised
                                                                        Options                in-the-Money
                                                                        at Fiscal              Options
                                                                        Year-End               at Fiscal
                                                                        (#)                    Year-End ($)
                            Shares               Value
                            Acquired on          Realized               Exercisable/           Exercisable/
Name                        Exercise (#)         ($)                    Unexercisable          Unexercisable
(a)                         (b)                  (c)                    (d)                    (e)
--------------------------------------------------------------------------------------------------------------------
David Guttmann              -0-                  -0-                    16,666/0               -0-
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Richard Helfman             -0-                  -0-                    275,000/0              -0-
--------------------------------------------------------------------------------------------------------------------
Lala Bessler                -0-                  -0-                    125,000/0              -0-
--------------------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Barry Septimus and David Guttmann personally guaranteed certain indebtedness of the Company in the amount of $2,771,000 as of December 31, 1999. Payments by these individuals during 1999 amounted to $1,082,000 under their guarantee.

    The Company's executive offices and warehouse at 170 53rd Street, Brooklyn, NY are leased on a month to month basis at a cost of $13,200 per month inclusive of real estate taxes from a Company owned by the Company's principal stockholders. During April 1999 the lessor sold the building previously leased by the Company and terminated the lease by the mutual consent of the parties. As an inducement for the Company canceling its lease the lessor agreed to assume fixed assets aggregating $135,000 in satisfaction of certain obligations aggregating $135,000 and to reimburse the Company for any costs associated with its relocation which amounted to approximately $87,000 at December 31, 1999. Rent and expenses inclusive of real estate taxes for the Brooklyn facility for 1999 was $355,000.

    In December 1996, the Company obtained a line of credit from Century Business Credit Corporation ("Century"). David Guttmann guaranteed up to $1,000,000 of the Company's and its subsidiaries' obligations to Century.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

At the Annual Meeting, three Directors will be elected by the shareholders to serve until the next annual meeting of the shareholders or until their successors are elected and shall qualify. The accompanying form of Proxy will be voted for the re-election as Directors of Lala Bessler, Richard Helfman and David Guttmann, unless the Proxy contains contrary instructions. See "Directors of the Company" for a description of such nominees' business experience. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NAMED NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                   PROPOSAL 2

                            AMENDMENT TO CERTIFICATE
                          OF INCORPORATION TO INCREASE
                        AUTHORIZED SHARES OF COMMON STOCK

    The Company is currently authorized to issue 20,000,000 shares of Common Stock, par value $.09 per share. The Company's Board of Directors recommends that the Company's stockholders approve an amendment (the "Amendment") to the Company's Certificate of Incorporation that would increase the authorized shares of the Company's Common Stock from 20,000,000 shares to 45,000,000 shares. Of the 20,000,000 shares of Common Stock currently authorized, 16,698,870 shares of Common Stock are issued and are outstanding. If the Amendment is approved by the Company's stockholders, the first paragraph of ARTICLE FOURTH of the Company's Certificate of Incorporation will read as follows:

FOURTH: (A) The aggregate number of shares which the Company shall have authority to issue is Fifty Million (50,000,000), which are divided into Forty-Five Million (45,000,000) shares of Common Stock, par value of $.09 per share, and Five Million (5,000,000) shares of Preferred Stock, having a par value of $.01 per share.

    The Company proposes to increase the number of authorized shares of its Common Stock to provide additional shares for general corporate purposes, including stock dividends and splits, raising additional capital, issuances of shares pursuant to the employee stock option plans, issuances upon conversion of outstanding shares of Preferred Stock and possible future acquisitions. The Company's officers may from time to time engage in discussions with other businesses concerning the possible acquisition of such companies by the Company, in which the Company may considered issuing stock as part or all of the acquisition price. The Board is not negociating with any potential acquisition candidate at this time. The Board of Directors believes that an increase in the total number of shares of authorized common stock will better enable the Company to meet its future needs and give it greater flexibility in responding quickly to business opportunities. The proposed increase will also provide additional shares for corporate purposes generally. The Company also has certain outstanding shares of 1996 and 1996-A

Preferred Stock which are currently redeemable on September 1, 2002 at the option of the Company in cash or in stock and convertible at the option of the holder into shares of Common Stock.

    The Company's issuance of shares of Common Stock, including the additional shares that will be authorized if this proposed Amendment is adopted, may dilute the present equity ownership position of current holders of Common Stock and may be made without stockholder approval, unless otherwise required by applicable laws.

    The board of directors believes that, as proposed, the approval of the amendment is in the best interests of the stockholders of the company. Approval of this proposal requires a vote in favor of the amendment by the holders of a majority of the company's outstanding shares of stock entitled to vote at the annual meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK.

                                   PROPOSAL 3

                     AMENDMENT OF THE 1993 STOCK OPTION PLAN

    In accordance with the terms of the Company's 1993 Stock Option Plan (the "Stock Option Plan" or the "Plan"), the Board of Directors has amended the Stock Option Plan to increase the maximum number of shares of Common Stock that may be issued upon the exercise of stock options granted under the Stock Option Plan from 750,000 to 2,000,000. Stockholder approval of the amendment is required for it to become effective.

General

    The Company's 1993 Stock Option Plan was adopted by the Board of Directors on September 9, 1993 and approved by the stockholders of the Company. As amended, the Stock Option Plan currently provides that options to purchase a maximum of 750,000 shares of Common Stock may be granted. The Board of Directors has amended the Stock Option Plan to increase the maximum number of shares of Common Stock available for stock options granted thereunder to 2,000,000.

    The increase in the maximum number of shares under the Stock Option Plan is necessitated by the grant of additional stock options to existing employees and others as previously granted stock options vest and become exercisable.

    As of June 21, 2000, no options granted under the 1993 Stock Option Plan had been exercised. Options for 46,665 shares had expired or were cancelled and options for 683,330 shares were outstanding under the Stock Option Plan. Shares not purchased under an option prior to its forfeiture, surrender, termination, expiration, cancellation or exchange are available for future grants under the Stock Option Plan. As of June 21, 2000, the exercise price of all of the shares subject to outstanding options under the Stock Option Plan was in excess of the closing price of the Common Stock on that date.

    Options to purchase 683,330 shares of Common Stock had been received under the Stock Option Plan by all employees, including 416,664 options to purchase shares by current executive officers. For information with respect to options to purchase shares of Common Stock received by the Company's Chief Executive Officer and the other Named Executive Officers under the Stock Option Plan, see "Executive Compensation - Aggregate Option Exercises in 1999 and for Year-End Option Values."

Purpose

    The purposes of the Stock Option Plan are to provide incentive to employees and consultants of the Company, to encourage employee proprietary interest in the Company, to encourage employees to remain in the employ of the Company and to attract to the Company individuals of experience and ability.

Administration

    The Stock Option Plan is administered by the Board of Directors. The Board of Directors has the authority in its sole discretion, subject to the express provisions of the Stock Option Plan, to administer the Stock Option Plan and to exercise all the powers and authorities granted to it under the Stock Option Plan, including, without limitation, the authority to grant options, to determine the persons to whom and the time or times at which options will be granted, to determine the type and number of options to be granted and the terms, conditions and restrictions relating to any option, to determine the fair market value of the Common Stock in accordance with the Stock Option Plan and to reduce the exercise price of any option to the then current fair market value if the fair market value of the Common Stock covered by the option declines after the date the option was granted, and to approve the forms of agreement for use under the Stock Option Plan.

Securities Offered Under the Stock Option Plan

    The shares of Common Stock to be purchased upon the exercise of options under the Stock Option Plan will be issued from either authorized and unissued shares of Common Stock or any issued shares of Common Stock reacquired by the Company. If an option expires or becomes unexercisable for any reason without having been exercised in full, then, unless the Stock Option Plan has been terminated, the unpurchased shares of Common Stock with respect to the unexercised portion of the option will again be available for grants of options under the Stock Option Plan. Notwithstanding any other provision of the Stock Option Plan, shares issued under the Plan and later repurchased by the Company will not become available for future grant or sale under the Plan.

Eligibility

    Only employees and consultants of the Company are eligible for the grant of options under the Stock Option Plan. Incentive Stock Options (as defined in the
Plan) may be granted only to employees. Notwithstanding whether an option has been designated as an Incentive Stock Option or as a Nonstatutory Stock Option, to the extent that the aggregate fair market value of stock for which options are exercisable for the first time by an optionee during any calendar year (for all plans of the Company) exceeds $100,000, the excess options will be treated as Nonstatutory Stock Options.

Option Price

    Stock options granted under the Stock Option Plan are evidenced by a written stock option agreement ("Option Agreement") in such form and containing such terms and conditions as the Board of Directors from time to time approve, subject to the Stock Option Plan. Each Option Agreement states the number of shares to which it relates, whether the option constitutes an incentive stock option ("ISO") qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a non-qualified stock option ("NSO"). In the case of an ISO granted to an employee owning more than 10% of the voting stock of the Company, the option price will not be less than 110% of the fair market value of the Common Stock on the date of grant, and in the case of an ISO granted to any other employee, the option price will not be less than 100% of the fair market value of the Common Stock on the date of the grant. The fair market value of the Common Stock as of a particular date will be determined in accordance with the provisions of the Plan.

Consideration for Common Stock Subject to Options

    Consideration for Common Stock purchased upon the exercise of options granted under the Stock Option Plan may consist entirely of (i) cash, (ii) a check or checks, and (iii) other shares of Common Stock already owned by the optionee.

Term and Exercise of Options

    The Board of Directors has discretion to determine the term of an option, except that an option may not be exercised more than 10 years after its date of grant. In the case of an option granted to a person owning more than 10% of the voting stock of the Company, the term may not exceed five years from the date of grant. Options may be exercised in full at any time or in part from time to time in accordance with the Stock Option Plan and the provisions of any applicable Option Agreement. An option may not be exercised for a fraction of a share. The Board of Directors may require in its discretion that any option granted becomes exercisable only in installments or after some minimum period of time, or both. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution and are exercisable during the lifetime of an optionee only by the optionee.

Effect of Termination of Employment, Disability, Death

    On the optionee's termination of employment with the Company, the optionee will have the right to exercise the unexercised option, or portion thereof, at any time within three months after termination, but in no event later than the date of expiration of the term of the option as set forth in the Option Agreement. In the case of a Nonstatutory Stock Option or in the event that the optionee is unable to continue his or her employment or consulting relationship with the Company as a result of the optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), the optionee will have the right to exercise the unexercised option, or portion thereof, at any time within 12 months after termination, but in no event later than the date of expiration of the term of the option as set forth in the Option Agreement. On the optionee's termination of employment with the Company by reason of death or disability, the option may be exercised at any time within one year after termination. In the event of the death of an optionee, the executors, administrators, legatees or distributees of the estate of such optionee, and in the event of an optionee's disability, the guardian or legal representatives of the optionee, have the right to exercise the option.

    In the event of the death of an optionee, who is at the time of his or her death an employee or consultant of the Company and who has been in continuous status as an employee or consultant since the date of the grant of the option, the option may be exercised, at any time within 12 months following the date of death, but in no event later than the date of expiration of the term of the option as set forth in the Option Agreement, by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the optionee continued living and remained in continuous status as an employee or consultant three months after the date of death.

    In the event of the death of an optionee within three months after the termination of continuous status as an employee or consultant, the option may be exercised, at any time within three months following the date of death, but in no event later than the date of expiration of the term of the option as set forth in the Option Agreement, by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

Duration, Termination and Amendment of the Stock Option Plan

    The Board of Directors has complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that (i) any increase in the number of shares subject to the Plan, other than in connection with an adjustment described in the preceding section, (ii) any change in the designation of the class of persons eligible to be granted options, and (iii) any material increase in the benefits accruing to participants under the Plan must be approved by the stockholders of the Company. The power to grant options under the Stock Option Plan will automatically terminate 10 years following the adoption of the Stock Option Plan, or September 9, 2003, unless sooner terminated as provided in the Plan. If the Stock Option Plan is amended or terminated, any unexercised options will continue to be exercisable in accordance with their terms and the terms of the Stock Option Plan in effect immediately prior to the amendment or termination.

Certain Federal Income Tax Consequences

    The following discusses certain of the federal income tax consequences associated with (i) the grant of a stock option under the Stock Option Plan,
(ii) the exercise of options, and (iii) the disposition of shares received upon the exercise of an option.

    Non-Qualified Stock Options. The grant of an NSO (including any option that exceeds the limitations on incentive stock options described below) to an optionee will not be a taxable event. Accordingly, the optionee will not be subject to any income tax consequences with respect to an NSO until the option is exercised. Upon the exercise of an NSO, the optionee generally will recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. Generally, the Company will be entitled to a federal income tax deduction in the amount of the "spread" recognized by the optionee as ordinary income.

    The amount and character (whether long-term or short-term) of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally will depend on, among other things, whether such disposition occurred before or after such Common Stock vested, whether an election under Code Section 83(b) with respect to such shares had been made, and the length of time such shares were held by the optionee.

    Incentive Stock Options. Under the Code, incentive stock options may be granted only to employees of the Company. There are no federal income tax consequences associated with the grant of the option to an employee. However, in contrast to the exercise of an NSO, the exercise of an ISO will not cause an employee to recognize taxable income for federal income tax purposes. If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized on the subsequent sale or exchange of the shares generally will be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of those periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain will instead be taxable as ordinary income, and the Company would be entitled to a federal income tax deduction in that amount. The amount of gain that would be characterized as ordinary income will not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally will be characterized as a capital loss.

    The Board of Directors believes that, as proposed, the approval of the amendment to the Stock Option Plan is in the best interests of the stockholders of the Company. Approval of this proposal requires a vote in favor of the amendment by the holders of a majority of the shares of Common Stock and 1997 Preferred Stock voting as a group with respect thereto.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S 1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR THE GRANT OF STOCK OPTIONS THEREUNDER.

                                   PROPOSAL 4

            APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors intends to appoint Goldstein Golub Kessler & Company, P.C., independent public accountants, to audit the accounts of the Company for the fiscal year ending December 31, 2000. Goldstein Golub Kessler & Company, P.C. was initially appointed by the Board of Directors in 1997 in connection with the audit of the Company's accounts for the fiscal year ended December 31, 1997 and was subsequently reappointed to audit the Company's accounts for fiscal year ended December 31, 1998 and 1999. Goldstein Golub Kessler & Company, P.C. has advised the Company that neither the firm nor any of its members or associates has any direct financial interest in the Company other than as auditors. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the Directors deem it desirable to obtain the shareholders' ratification and approval of this appointment.

Representatives of Goldstein Golub Kessler & Company, P.C. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Approval of the proposal requires the affirmative vote of the holders of a majority of the Common Stock and the 1997 Preferred Stock, voting as a group, with respect thereto. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors of the Company for the next fiscal year.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR' RATIFICATION OF THE APPOINTMENT
                                 OF THE AUDITORS

The Company will provide without charge to each person being solicited by this Proxy Statement, on written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended December 31, 1999 (as filed with the Securities and Exchange Commission), including financial statements. All such requests should be directed to Henry Lam at Creative Technologies Corp., 170 53rd Street, Brooklyn, New York 11232.

All proposals of shareholders intended to be included in the proxy statement to be presented in the 2001 Annual Meeting materials must be received by the Company's executive offices in Brooklyn, New York, no later than March, 2001.

                                            By Order of the Board of Directors


Dated: July 11, 2000
                                            David Selengut
                                            Secretary

                                      PROXY

                             THIS PROXY IS SOLICITED


                       ON BEHALF OF THE BOARD OF DIRECTORS

                           CREATIVE TECHNOLOGIES CORP.
                                 170 53RD STREET
                            BROOKLYN, NEW YORK 11232


The undersigned hereby appoints David Selengut and Henry Lam as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Shares of Creative Technologies Corp. held of record by the undersigned on July 1, 2000 at the Annual Meeting of Shareholders to be held on August 16, 2000 or any adjournment thereof.

1.  Election of Directors

         FOR ALL NOMINEES LISTED BELOW

                    (except as marked to the contrary below)

         WITHHOLD AUTHORITY

                         to vote for all nominees below

                   (INSTRUCTION: To withhold authority to vote
                    for any individual nominee strike a line
                  through the nominee's name in the list below)

                  Lala Bessler, Richard Helfman, David Guttmann

2. Approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 45,000,000.

         Amendment of Certificate of
         Incorporation - Increase Authorized
         Common Stock:

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

3. Approval of Amendment to the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock available for the grant of stock options from 750,000 to 2,000,000.

         Amendment of Stock Option Plan:

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

4. To ratify the appointment of Goldstein Golub Kessler & Company, P.C. as the independent auditors for the Company for the fiscal year ending December 31, 2000.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

         Please sign exactly as name appears below. When Shares are held by joint tenants, both must sign.

                                                 Dated:                   , 2000
                                                       -------------------

                                                                       Signature


                                                   Signature if held jointly


When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.